AMENDED ADMINISTRATION AGREEMENT

     This Amended Administration Agreement (this “Agreement”) is made as of December 1, 2010 by and between Tortoise Capital Resources Corporation, a Maryland corporation (hereinafter referred to as the “Corporation”), and Tortoise Capital Advisors, L.L.C., a Delaware limited liability company (hereinafter referred to as the “Administrator”).

PREAMBLE

     The Corporation is an externally managed, non-diversified closed-end management investment company that intends to elect to be regulated as a business development company under the Investment Company Act of 1940 (hereinafter referred to as the “Investment Company Act”). The Corporation desires to retain the Administrator to provide administrative services to the Corporation in the manner and on the terms hereinafter set forth. The Administrator is also the Corporation’s investment adviser pursuant to an Investment Advisory Agreement.  The Administrator is willing to provide administrative services to the Corporation on the terms and conditions hereafter set forth.

AGREEMENT

     Now, Therefore, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Corporation and the Administrator hereby agree as set forth below:

1. Duties of the Administrator.

     (a) Employment of Administrator. The Corporation hereby employs the Administrator to act as administrator of the Corporation, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the Board of Directors of the Corporation, for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such employment and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth. The Administrator and such others shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein or in a separate written agreement, have no authority to act for or represent the Corporation in any way or otherwise be deemed agents of the Corporation.

     (b) Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Corporation. Without limiting the generality of the foregoing, the Administrator shall provide the Corporation with equipment, clerical, bookkeeping and record keeping services at such facilities and such other services as the Administrator, subject to review by the Board of Directors of the Corporation, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Corporation, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Corporation’s Board of Directors of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Corporation as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, in its capacity as Administrator, provide any advice or recommendation relating to the securities and other assets that the Corporation should purchase, retain or sell or any other investment advisory services to the Corporation. The Administrator shall be responsible for the financial and other records that the Corporation is required to maintain and shall prepare reports to stockholders, and reports and other materials filed with the Securities and Exchange Commission (the “SEC”). In addition, the Administrator will assist the Corporation in determining and publishing the Corporation’s net asset value, overseeing the preparation and filing of the Corporation’s tax returns, and the printing and dissemination of reports to stockholders of the Corporation, and generally overseeing the payment of the Corporation’s expenses and the performance of administrative and professional services rendered to the Corporation by others.

     (c) The Administrator is hereby authorized to enter into one or more sub-administration agreements with other service providers (each a “Sub-Administrator”) pursuant to which the Administrator may obtain the services of the service providers in fulfilling its responsibilities hereunder. Any such sub-administration agreements shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law and shall contain a provision requiring the Sub-Administrator to comply with Sections 2 and 3 below as if it were the Administrator.

2. Records.

     The Administrator agrees to maintain and keep all books, accounts and other records of the Corporation that relate to activities performed by the administrator hereunder and, if required by the Investment Company Act, will maintain and keep such books, accounts and records in accordance with that Act. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Administrator agrees that all records which it maintains for the Corporation shall at all times remain the property of the Corporation, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Corporation pursuant to Rule 31a-1 under the Investment Company Act will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

3. Policies and Procedures.

     The Administrator has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities laws by the Administrator.  The Administrator shall provide the Corporation, at such times as the Corporation shall reasonably request, with a copy of such policies and procedures and a report of such policies and procedures; such report shall be of sufficient scope and in sufficient detail, as may reasonably be required to comply with Rule 38a-1 under the Investment Company Act and to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the report shall so state.
4. Confidentiality.

     The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information pursuant to Regulation S-P of the Securities and Exchange Commission (“SEC”), shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

5. Compensation.

     In full consideration of the provision of the services of the Administrator, the Corporation shall pay to the Administrator compensation at the annual rate specified in Schedule A to this Agreement until this Agreement is terminated in accordance with item 8. Such compensation shall be calculated and accrued daily, and paid to the Administrator quarterly.

     The Corporation will bear all costs and expenses that are incurred in its operation and transactions that are not specifically assumed by the Corporation’s investment adviser (the “Adviser”), pursuant to that certain Investment Advisory Agreement, dated as of September 15, 2009 by and between the Corporation and the Adviser. Costs and expenses to be borne by the Corporation include, but are not limited to, those relating to: organization and offering; calculating the Corporation’s net asset value (including the cost and expenses of any independent valuation firm); expenses incurred by the Adviser payable to third parties, including agents, consultants or other advisors (such as independent valuation firms, accountants and legal counsel), in monitoring financial and legal affairs for the Corporation and in monitoring the Corporation’s investments and performing due diligence on its prospective portfolio companies; interest payable on debt, if any, incurred to finance the Corporation’s investments; offerings of the Corporation’s common stock and other securities; investment advisory and management fees; administration fees, if any, payable under this Agreement; fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments; transfer agent and custodial fees; federal and state registration fees; all costs of registration and listing the Corporation’s shares on any securities exchange; federal, state and local taxes; independent directors’ fees and expenses; costs of preparing and filing reports or other documents required by the SEC; costs of any reports, proxy statements or other notices to stockholders, including printing costs; the Corporation’s fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; and all other expenses incurred by the Corporation or the Administrator in connection with administering the Corporation’s business.  Notwithstanding the foregoing, the Administrator will compensate any Sub-Administrator engaged pursuant to Section 1(c) of this Agreement for services obtained from such Sub-Administrator to fulfill the Administrator’s responsibilities hereunder.  The Administrator hereby indemnifies and agrees to hold harmless the Corporation from any obligation to pay or reimburse any such Sub-Administrator for any fees of such Sub-Administrator in providing services to or for the benefit of the Company.

6. Limitation of Liability of the Administrator: Indemnification.

     The Administrator, in its capacity as such (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator), shall not be liable to the Corporation for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Corporation, and the Corporation shall indemnify, defend and protect the Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Corporation or its security holders) arising out of or otherwise based upon the performance of any of the Administrator’s duties or obligations under this Agreement or otherwise as administrator for the Corporation. Notwithstanding the preceding sentence of this Paragraph 6 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Corporation or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

7. Activities of the Administrator.

     The services of the Administrator to the Corporation are not to be deemed to be exclusive, and the Administrator and each affiliate is free to render services to others. It is understood that directors, officers, employees and stockholders of the Corporation are or may become interested in the Administrator and its affiliates, as directors, officers, members, managers, employees, partners, stockholders or otherwise, and that the Administrator and directors, officers, members, managers, employees, partners and stockholders of the Administrator or its affiliates are or may become similarly interested in the Corporation as stockholders or otherwise.

8. Duration and Termination of this Agreement.

     This Agreement shall become effective as of December 1, 2010, and shall remain in force with respect to the Corporation through December 31, 2011, and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Board of Directors of the Corporation and (ii) a majority of those Directors who are not parties to this Agreement or “interested persons” (as defined in the Investment Company Act) of any such party. This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Directors of the Corporation, or by the Administrator, upon 60 days’ written notice to the other party. This Agreement may not be assigned by a party without the consent of the other party.

9. Amendments of this Agreement.

     This Agreement may be amended pursuant to a written instrument by mutual consent of the parties.

10. Governing Law.

     This Agreement shall be construed in accordance with laws of the State of Delaware and the applicable provisions of the Investment Company Act, if any. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, if any, the latter shall control.

11. Entire Agreement.

     This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

12. Notices.

     Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

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     In Witness Whereof, the parties hereto have executed and delivered this Agreement as of the date first above written.

Tortoise Capital Resources Corporation

By:	/s/ Edward Russell
Edward Russell President
Tortoise Capital Advisors, L.L.C.

By:	/s/ Terry Matlack
Terry Matlack, Manager

SCHEDULE A
TO THE ADMINISTRATION AGREEMENT
DATED AS OF DECEMBER 1, 2010
BETWEEN
TORTOISE CAPITAL RESOURCES CORPORATION
AND
TORTOISE CAPITAL ADVISORS, L.L.C.

Fees:	Pursuant to item 5, Corporation shall pay the Administrator the following fees, at the annual rate set forth below calculated based upon the aggregate average daily managed assets of the Corporation:

0.04% of aggregate average daily managed assets, with a minimum annual fee of $30,000.

[END OF SCHEDULE A]